SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             COHOES BANCORP, INC.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:
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Notes:

                                               Cohoes Bancorp, Inc.

                                                September 24, 1999

Dear Fellow Stockholder:

     You are cordially invited to attend the first Annual Meeting of Stockholders of Cohoes Bancorp, Inc. The meeting will be held at the Century House, 997 New Loudon Road, Latham, New York, on Tuesday, October 26, 1999 at 10:00 a.m. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each matter to be considered.

     Your continued support of and interest in Cohoes Bancorp, Inc. are sincerely appreciated.

                                      Sincerely,

                                      /s/ Harry L. Robinson
                                      Harry L. Robinson
                                      President and Chief Executive Officer

75 REMSEN STREET COHOES, NEW YORK 12047        (518) 233-6500 FAX (518)233-6575

                             COHOES BANCORP, INC.

                                 ----------

                               75 Remsen Street
                            Cohoes, New York 12047
                                (518) 233-6500

                                  ----------

                               PROXY STATEMENT
                        WITH NOTICE OF ANNUAL MEETING

                 I. GENERAL INFORMATION AND NOTICE OF MEETING

     Cohoes Bancorp, Inc. will be holding its first annual meeting of stockholders on October 26, 1999. The meeting will be held at The Century House, 997 New Loudon Road, Route 9 in Latham, New York, beginning at 10:00 a.m. At the meeting, we will ask stockholders to vote on the following matters:

     1. The election of four members to our Board of Directors; and
     2. The ratification of the appointment of Arthur Andersen, LLP, as our independent public accountants.

     The Board of Directors is soliciting your proxy to vote at the annual meeting and at any adjournments of the meeting. Please complete the enclosed proxy card and return it in the enclosed return envelope as soon as possible. Each of our stockholders has one vote for each share of common stock owned. On the election of directors, each stockholder may vote for up to four directors, but may not cast more votes for any one nominee than the number of shares owned by that stockholder. We urge you to exercise your rights as a stockholder to vote and participate in this process.

     Stockholders of record on September 1, 1999, are entitled to receive notice of the meeting and are entitled to vote at the meeting, or at an adjournment of the meeting. This is known as the "Record Date." Please read this Proxy Statement carefully before you decide how to vote. We encourage you to return the proxy card even if you plan to attend the meeting. This will save us additional expense in soliciting proxies and will ensure that your vote is counted. You will still be permitted to vote in person at the meeting even if you return the proxy card.

     On the Record Date, there were 9,075,588 shares of Cohoes Bancorp, Inc. common stock, par value $.01 per share, issued and outstanding, each of which is entitled to one vote. We have no stock outstanding other than common stock.

     In this Proxy Statement, the terms "Company," "we," "our," "us," or similar terms refer to Cohoes Bancorp, Inc. References to the "Bank" mean Cohoes Savings Bank, our wholly owned subsidiary.

     Your Board of Directors unanimously recommends that you vote "FOR" the four nominees described in this Proxy Statement and "FOR" the other proposal described above.

     This Proxy Statement is first being made available to stockholders on approximately September 24, 1999.

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Cards

     If you sign and return a proxy card in the form solicited by the Board of Directors so we receive it before the polls are closed at the meeting, your votes will be cast as you have marked on the proxy card, unless you revoke your proxy before the polls close. If you sign and return our proxy card but you do not mark on it how you want to vote on any matter, then the Board of Directors will vote your shares in favor of the nominees for director named in this Proxy Statement and in favor of the ratification of the appointment of independent public accountants. We do not know of any other matters that may be presented for a vote at the meeting. If any other matters are properly presented for a vote, including a proposal to adjourn the meeting, the Board of Directors may vote your shares on such matters based on their judgment.

     If you sign and return the enclosed proxy card, you may revoke it at any time before the polls are closed. If you want to revoke your proxy card, you must: (i) give a signed written notice to the Secretary of the Company at or before the meeting stating that you want to revoke the proxy dated after the date of the proxy card, (ii) sign and deliver to the Secretary of the Company at or before the meeting another proxy card relating to the same shares with a later date, or (iii) attend the meeting and vote in person. Attending the meeting does not itself revoke a proxy unless you also take one of the three actions described in the prior sentence. Any written notice revoking a proxy must be delivered to Richard A. Ahl, Secretary, Cohoes Bancorp, Inc., 75 Remsen Street, Cohoes, New York 12047.

     If 4,537,795 shares of our common stock are represented in person or by proxy at the meeting, there will be a quorum which will allow the meeting to commence. Once a quorum is present, the meeting can continue even if some stockholders leave the meeting. If a stockholder is present in person or by proxy but abstains from voting any shares, or if a broker submits a proxy for shares but does not vote those shares, then we count the shares as present for purposes of determining a quorum.

     A plurality of the votes cast will determine who will be elected as director. A majority of the votes eligible to be cast is required to ratify the appointment of independent public accountants. Our bylaws provide that, at an annual meeting, a stockholder may nominate a person for election as a director only if advance notice of intent to nominate the person is given to the Company. The stockholder must follow certain procedural provisions and the notice must include information detailed in the bylaws about the nominating stockholder and the nominee. For future annual meetings, the notice must be received by the Company at least 60 days before the date of the meeting; but if less than 70 days' notice of the date of the meeting is given or made to stockholders, then the notice must be received not later than 10 days after notice of the date of the meeting is mailed or public disclosure is made, whichever is earlier. Our bylaws require similar advance notice if a stockholder wants to make any other proposal at an annual meeting of stockholders. Our bylaws provide that a stockholder may not give advance notice of nor make any other proposals at any special meeting of stockholders.

Important Information for Stockholders Whose Stock Is Held in Street Name

     If your stock is held in street name, which means that your stock is held for you in a brokerage account and is not registered on our stock books in your own name, please tell your broker as soon as possible how to vote your shares to make sure that your broker votes your shares before the polls close at the meeting. If your stock is held in street name, you do not have the direct right to vote your shares or revoke a proxy for your shares unless your broker gives you that right in writing.

                   II. PRINCIPAL OWNERS OF OUR COMMON STOCK

     The following table provides you with information, to the best of our knowledge, about stock ownership by directors, nominees for director, each executive officer with salary and bonus in excess of $100,000 during fiscal 1999, and any person or group known by us to beneficially own more than 5% of our outstanding common stock. The information is as of the Record Date. We know of no person or group, except as listed below, who beneficially owned more than 5% of our common stock as of the Record Date. Information about persons or groups who own beneficially more than 5% of our common stock is based on filings with the Securities and Exchange Commission on or before the Record Date and other sources believed by the Company to be reliable.

                                                                                                 Percent of total
                                                                                                 ----------------
                                                         Shares Beneficially Owned                    shares
                                                         -------------------------                    ------
Beneficial Owner                                           at September 1, 1999<F1>                outstanding<F2>
----------------                                           ---------------------                   ------------
Cohoes Bancorp, Inc. Employee Stock Ownership Plan                744,455<F3>
75 Remsen Street, Cohoes, New York 12047                                                               8.20%

Wellington Management Company, L.L.P.                             908,100<F4>                         10.01%
75 State Street, Boston, Massachusetts 02109

Harry L. Robinson, Director, President and Chief                  164,989<F5>                          1.82%
Executive Officer

Arthur E. Bowen, Director                                          29,902<F6>                             *

Peter G. Casabonne, Director                                       16,402                                 *

Michael L. Crotty, Director                                        16,771                                 *

Chester C. DeLaMater, Director                                     36,402<F7>                             *

Frederick G. Field, Jr., Director                                  17,677<F8>                             *

Duncan S. Mac Affer, Director                                      23,241<F9>                             *

J. Timothy O'Hearn, Director                                       31,555<F10>                            *

R. Douglas Paton, Director                                         27,423<F11>                            *

Walter H. Speidel, Director                                        31,902<F12>                            *

Donald A. Wilson, Director                                         19,602<F13>                            *

Richard A. Ahl, Executive Vice President, Chief                    98,689<F14>                         1.09%
Financial Officer and Secretary

Albert J. Picchi, Senior Vice President of the Bank                37,042<F15>                            *

Directors and Executive Officers of the Company and               551,597<F16>                         6.08%
Executive Officers of the Bank, as a group (13 persons)

---------------
<F1> Amount includes shares held directly, as well as shares allocated to such individuals under the Cohoes Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP"), and other shares with respect to which a person may be deemed to have sole voting and/or investment power. The table also includes 10,402 shares awarded in July 1999 to each non-employee director pursuant to our Recognition and Retention Plan ("RRP") which, along with other RRP shares awarded to officers and employees, are not vested and are voted at the meeting by the Board of Directors.

<F2> Based upon 9,075,588 shares outstanding on the Record Date. An asterisk
("*") means that the percentage is less than 1%.

<F3> Excludes 18,363 shares allocated to ESOP participants. First Bankers Trust
Company, the trustee of the ESOP, may be deemed to own beneficially the unallocated shares held by the ESOP. Unallocated shares and allocated shares for which no voting instructions are received are voted in the same proportion as allocated shares voted by participants.

                                      3

<F4> Wellington Management Company, L.L.P. reports on a filing under Section
13(f) of the Securities Exchange Act of 1934 that as of June 30, 1999, it has investment power over these shares. Details as to the ownership as of the Record Date are unknown to the Company.

<F5> Includes 90,000 unvested RRP shares awarded in July 1999; 21,000 shares owned by Mr. Robinson through the Bank's 401(k) Plan; 49,000 shares owned by The Cohoes Savings Bank Rabbi Trust of which Mr. Robinson is the beneficiary; and 689 shares allocated to Mr. Robinson in our ESOP.

<F6> Includes 7,000 shares owned by The Cohoes Savings Bank Rabbi Trust of which Mr. Bowen is the beneficiary and 1,000 shares owned by a testamentary trust of which Mr. Bowen's wife is Trustee.

<F7> Includes 1,000 shares owned by Mr. DeLaMater's spouse.

<F8> Includes 3,277 shares owned by Mr. Field's spouse.

<F9> Includes 2,627 shares owned by an intervivos trust of which Mr. Mac Affer is trustee.

<F10> Includes 1,700 shares owned directly by Mr. O'Hearn's children.

<F11> Includes 11,835 shares owned by The Cohoes Savings Bank Rabbi Trust of which Mr. Paton is the beneficiary.

<F12> Includes 500 shares owned directly by Mr. Speidel's son.

<F13> Includes 1,100 shares owned by The Cohoes Savings Bank Rabbi Trust of which Mr. Wilson is the beneficiary.

<F14> Includes 45,000 unvested RRP shares awarded in July 1999; 4000 shares owned by Mr. Ahl through the Bank's 401(k) Plan; 9,000 shares owned by The Cohoes Savings Bank Rabbi Trust of which Mr. Ahl is the beneficiary; 25,000 shares owned by Mr. Ahl's spouse; and 689 shares allocated to Mr. Ahl in our ESOP.

<F15> Includes 22,500 unvested RRP shares awarded in July 1999; 4,648 shares owned through the Bank's 401(k) Plan; and 468 shares allocated to Mr. Picchi in our ESOP.

<F16> This total includes shares beneficially owned by all directors and executive officers listed in the table. All RRP shares, whether or not vested, are included.

                        III. THE ELECTION OF DIRECTORS

     Our Board of Directors has eleven members. Directors generally are elected for three year terms. At this meeting, stockholders will elect four directors. The Board of Directors has nominated Arthur E. Bowen, Duncan S. Mac Affer, Harry L. Robinson and Walter H. Speidel for election as directors at the meeting. Stockholders elect directors by a plurality of the votes cast, which means that the four nominees with the highest vote totals will be elected. There is no cumulative voting in the election of directors, which means that no stockholder may cast more votes in favor of any one nominee than the number of shares owned of record by that stockholder. The Board of Directors unanimously recommends that you vote in favor of the four nominees.

     Each person who the stockholders elect at the meeting will serve for a three year term of office which expires at the annual meeting of stockholders to be held in the year 2002 and until their successors are elected and qualify. Each of the nominees named below has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for election for any presently unforeseen reason, the Board of Directors, as the holder of your proxy, will have the right to use its discretion to cast your votes for a substitute.

The Board of Directors, Nominees and Executive Officers

     We are providing the following information regarding the nominees, other directors who will continue in office after the meeting, and the executive officers of the Company and the Bank who are not directors. There are no arrangements or understandings by which any director was selected to serve as such. All directors of the Company are also directors of the Bank. There are no family relationships among directors and executive officers of the Company and the Bank. Ages are as of the Record Date.

Nominees

     Arthur E. Bowen, age 60, is the President and Funeral Director of Bowen Funeral Home, Inc.

     Duncan S. Mac Affer, age 64, is a licensed attorney practicing in the state of New York. He is currently a Village justice in the Village of Menands, New York and recently retired after serving as counsel to the New York Senate Finance Committee.

     Harry L. Robinson, age 60, is President and Chief Executive Officer of the Company and the Bank. Mr. Robinson, who is also a licensed attorney, joined the Bank in 1990.

     Walter H. Speidel, age 72, is a retired past President of the Bank.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
            THAT STOCKHOLDERS VOTE IN FAVOR OF THESE FOUR NOMINEES

Continuing Directors

     The following persons are existing directors whose terms of office will continue after the meeting. All these directors have been directors since we were formed in September 1998. Ages are as of the Record Date.

     Peter G. Casabonne, age 67, is a Managing Partner of Fuller Realty, Inc., a company which leases manufacturing and office space. His term as a director of the Company expires in 2000.

     Michael L. Crotty, age 53, is President of Capitol Equipment, Inc. which is a seller of heavy construction and recycling equipment. His term as a director of the Company expires in 2001.

     Chester C. DeLaMater, age 59, is a retired Executive Vice President and Secretary of the Bank. His term as a director of the Company expires in 2000.

     Frederick G. Field, Jr., age 67, is a retired Supervisor of the Town of Colonie. He is currently President of Capitol Hill Management, Inc., a company which provides lobbying and management services to associations. His term as a director of the Company expires in 2001.

     J. Timothy O'Hearn, age 58, is President of the Century House, Inc., a restaurant, food catering and lodging company in Latham, New York. His term as a director of the Company expires in 2000.

     R. Douglas Paton, age 63, is a retired stockbroker and is currently a self-employed financial consultant. Since 1989, Mr. Paton has also served as an arbitrator with the National Association of Securities Dealers. His term as a director of the Company expires in 2000.

     Donald A. Wilson, age 55, is a certified public accountant and President of Wilson & Stark CPA, PC. His term as a director of the Company expires in 2001.

Executive Officers Who Are Not Directors

     The Board of Directors elects executive officers for one year terms and they serve at the pleasure of the Board. Provided below is certain information regarding the executive officers of the Company and the Bank who are not directors. Ages are as of the Record Date.

     Richard A. Ahl, age 51, joined the Bank in 1996 and currently serves as Executive Vice President, Secretary and Chief Financial Officer of both the Company and the Bank. Before joining the Bank, Mr. Ahl was Executive Vice President of Schenectady Federal Savings Bank in Schenectady, New York and its parent company, SFS Bancorp, Inc. Mr. Ahl is a certified public accountant with over 20 years of financial and banking experience.

     Albert J. Picchi, age 38, is currently serving as Senior Vice President of the Bank. Mr. Picchi, who has 15 years of experience in the financial services industry, joined the Bank in January 1994 and previously served as Vice President and Senior Loan Officer of the Bank.

Meetings of the Board of Directors and Certain Committees

     Our Board of Directors held thirteen meetings during fiscal 1999. The Board of Directors has an Audit Committee and Compensation Committee. The Audit Committee generally meets jointly with the audit committee of the Bank. Our Board of Directors does not presently have a nominating committee.

     Our Audit Committee consists of directors Crotty (Chairman), Field and Wilson. The Audit Committee met four times during fiscal 1999 jointly with the Audit Committee of the Bank. The committee functions on matters related to the accounting, bookkeeping and auditing functions of the Company and meets periodically with the Company's independent public accountants to arrange for the Company's annual financial statement audit and to review and evaluate recommendations made during the annual audit. The Audit Committee also reviews, approves and supervises the internal auditing procedures of the Company.

     Our Compensation Committee consists of directors Bowen, Casabonne, Crotty (Chairman), and Mac Affer. The committee met twice during fiscal 1999. The committee functions on compensation matters for the Company. The committee is also responsible for administering and making awards under the Stock Option and Incentive Plan and the Recognition and Retention Plan.

Directors' Compensation

     The Company does not compensate the directors for serving on the Board of the Company. All of the directors of the Company are also directors of the Bank. Directors of the Bank who are not also employees of the Company or the Bank or any of their subsidiaries receive a fee of $2,625 for each Board meeting they attend and $500 for each committee meeting that they attend. Directors are also eligible for participation in the Stock Option Plan and the RRP which our stockholders approved.

Executive Officer Compensation

     None of our officers received compensation directly from the Company during fiscal 1999 except for the grant of stock options and RRP awards. Their compensation was paid by the Bank.

     The following table includes information about compensation paid Messrs. Robinson, Ahl and Picchi, who were the only executive officers of the Company or the Bank with total salary and bonus in excess of $100,000 in fiscal 1999.


                                    Summary Compensation Table

                                              Annual Compensation<F1>

                                                                  Other Annual     All Other
                                         Salary<F2>       Bonus   Compensation    Compensation<F3>

Harry L. Robinson,              1999     $374,339        $51,975       None         $25,275
President and Chief             1998     $295,072        $59,063       None         $17,243
Executive Officer

Richard A. Ahl, Executive       1999     $173,270        $25,750       None         $24,612
Vice President, Chief           1998     $146,224        $31,250       None         $ 4,212
Financial Officer and
Secretary

Albert J. Picchi, Senior        1999     $100,565        $15,400       None         $15,070
Vice President of the Bank      1998     $ 82,162        $17,574       None         $ 7,842

<F1> In accordance with Securities and Exchange Commission policy, we have excluded summary compensation information for fiscal 1997 because neither the Company nor the Bank was a public company during that year.

<F2> Under the Bank's deferred salary arrangement, $65,406 was deferred for Mr.
Robinson in fiscal 1999 and $27,323 was deferred in fiscal 1998; $37,365 was deferred for Mr. Ahl in fiscal 1999 and $21,220 was deferred in fiscal 1998. Both Mr. Robinson and Mr. Ahl deferred their entire bonuses in fiscal 1998, and Mr. Robinson deferred his fiscal 1999 bonus.

<F3> Other Compensation includes (i) the Bank's matching contribution for Mr.
Robinson under the 401(k) Savings and Profit Sharing Plan of $5,255 in fiscal 1999 and $6,043 in fiscal 1998; matching contributions for Mr. Ahl of $5,198 in fiscal 1999 and $2,849 in 1998; and matching contributions for Mr. Picchi of $3,017 in fiscal 1999 and $2,465 in fiscal year 1998; (ii) the Bank's profit sharing plan contribution for Mr. Robinson under the 401(k) Savings and Profit Sharing Plan of $11,200 in fiscal 1999 and $11,200 in fiscal 1998; profit sharing plan contributions for Mr. Ahl of $10,872 in fiscal 1999 and $1,363 in 1998; and profit sharing plan contributions for Mr. Picchi of $6,381 in fiscal 1999 and $5,377 in fiscal year 1998; (iii) life insurance premium payments, in fiscal 1999, of $566 for Mr. Robinson, $288 for Mr. Ahl and $66 for Mr. Picchi; and (iv) for fiscal 1999, ESOP contributions of $8,254 for Mr. Robinson, $8,254 for Mr. Ahl and $5,607 for Mr. Picchi, based upon the original purchase price of the shares allocated to them.

Employment Contracts

     In January 1999, the Bank entered into employment contracts with Messrs. Robinson, Ahl, and Picchi. The contracts with Mr. Robinson and Mr. Ahl provide for three-year terms and the contract with Mr. Picchi provides for a two-year term. The annual salaries under the three contracts as of June 30, 1999, are $400,000 for Mr. Robinson, $200,000 for Mr. Ahl, and $115,000 for
Mr. Picchi, subject to such bonuses or increases as may be approved by the Board of Directors. The contracts also provide that each officer will participate in all other retirement, compensation and fringe benefit plans provided by the Bank to employees generally, except that they are not entitled to participate in the Bank's Employee Severance Plan.

     If the Bank terminates any of the executive officer's employment other than for cause, he will be entitled to a lump sum payment equal to his salary for the unexpired term of the contract plus any benefit plan contributions or bonus or cash incentives that the Bank would have made on his behalf during the remaining term of his contract. The Bank would also continue and pay for his life, health and disability coverage for the remainder of the term of his contract. Upon any termination of any executive officer, other than following a change in control, the executive is subject to a one year non-competition agreement. All the contracts provide that the payment will also be made if the officer resigns after material breach by the Bank or after certain adverse changes in the terms and conditions of employment.

     The contracts with Messrs. Robinson and Ahl further provide that, subject to certain conditions, if employment is terminated within eighteen months after a change in control of the Bank or the Company, or if he resigns after certain adverse changes in terms and conditions of employment upon the change in control, he will receive a lump sum payment generally equal to the greater of the salary due for the remaining term of his contract or three times the average annual salary paid to him in the last five taxable years. The Bank must also reimburse him, on an after tax basis, for any excise tax he must pay under Section 280G of the Internal Revenue Code because of the change in control payments. For purposes of the contracts, a "change in control" will generally be deemed to occur when a person or group acting together acquires beneficial ownership of 25% or more of any class of equity security of the Company or the Bank; upon stockholder approval of a merger or consolidation unless certain conditions are met; upon a change of the majority of the Board of Directors of the Company or the Bank; or upon liquidation or sale of substantially all the assets of the Company or the Bank.

     The Company has entered into separate employment agreements with Messrs. Robinson and Ahl for three year terms. These contracts provide for terms similar to those in the Bank's employment agreements with the executive officers, as described above. Payments or benefits under the Bank's contract with Messrs. Robinson and Ahl reduce the corresponding amounts or benefits which the Company is required to pay or provide under its contracts with them.

     The total that may be payable on the change in control provisions in the contracts with Messrs. Robinson and Ahl cannot be determined at this time because the amount depends on future salary levels, average past compensation as of the date of the payment which determines the excise tax cap on payments, and other factors. However, if the employment of Messrs. Robinson and Ahl had been terminated at the end of fiscal 1999, the total change in control payments under the contracts at current salary rates without reduction based upon the application of Section 280G of the Internal Revenue Code or any other contract provision, would have been not more than $1.8 million.

Other Employee Benefit Plans

     Change in Control Agreements. The Bank has entered into one-year Change in Control Severance Agreements with five other officers of the Bank. The agreements provide that if any of the officer's employment is terminated within one year after a change in control (as defined above), then the officer is entitled to receive a lump sum payment equal to the officer's current annual compensation, but in no event more than the maximum amount which the Bank may pay under Section 280G of the Internal Revenue Code. The officers are not entitled to a benefit under the contract if the termination is for cause.

     Employee Severance Compensation Plan. The Bank has an employee severance compensation plan which provides for benefits to all officers of the Bank with at least one year of service if there is a change in control. Employees who have employment contracts or change in control agreements are not eligible under the plan. If the employee's employment is terminated within one year after a change in control of the Bank or the Company, then each covered employee is entitled to a payment equal to two weeks of salary for each year of service with the Bank, up to a severance payment equal to six month's salary. The employee is not entitled to a benefit under the plan if his or her termination is for cause.

     401(k) Savings and Profit Sharing Plan. The Bank maintains a tax-qualified savings and profit sharing plan under Section 401(k) of the Internal Revenue Code. Salaried employees with at least one year of service who are at least age 21 may make pretax salary deferrals and after tax contributions under the 401(k) Plan. Participants may make plan contributions of between 2% and 15% of his or her annual salary, and the Bank makes matching contributions equal to 50% of the participant's contributions, up to 3% of each participant's annual salary. Employees are fully vested in their salary deferrals and after tax contributions, and are gradually vested in the Bank's contribution after one year of service and fully vested after five years. In addition, the plan also permits the Bank to make a voluntary additional contribution not based upon employee contributions. The amount of the contribution, if any, is at the discretion of the Bank. In fiscal 1999, the Bank made a voluntary additional contribution equal to 7% of base salary for all participating employees.

     The 401(k) Plan permits the employee to choose from among a number of investment funds for the investment of that employee's 401(k) Plan account. One of those funds is a fund which invests substantially all of its assets in our common stock.

     On the Record Date, that fund owned 163,768 shares of the Company's common stock.

     Employee Stock Ownership Plan. In 1998, we established the ESOP. When the Bank converted to the stock form of ownership, the ESOP purchased 762,818 shares of our common stock. The Company loaned $9,136,749 to the ESOP to purchase that stock. Substantially all employees of the Bank or the Company who have attained age 21 and have completed one year of service become participants in the ESOP.

     The Company and the Bank intend to contribute to the ESOP enough money to cover the payments due on the loan from the Company. The loan has a 14 year term and, after an initial payment on December 31, 1998, the loan requires level annual principal and interest payments, for 13 consecutive years, designed to repay the loan over that term, with the final payment due on December 31, 2012. The loan permits optional pre-payment. The Company and the Bank may contribute more to the ESOP than is necessary to repay the loan.

     The ESOP pledged the shares that it purchased as collateral for the loan. The ESOP will allocate those shares among participants as the ESOP repays the loan. An equal number of shares per year will be released over the term of the loan. Those shares, any other shares which may be released due to loan prepayments, and any other contributions which are allocated to the accounts of participants, will be allocated among participants generally based on each participant's share of total taxable compensation for the year. Benefits generally become vested at the rate of 20% per year beginning after the participant's first year of service, with 100% vesting after five years of service. Employees will receive credit for years of service with the Bank prior to the ESOP's adoption in 1998 for vesting purposes. Participants are immediately vested upon termination of employment due to death, retirement at age 65 or older, permanent disability or upon the occurrence of a change of control. Forfeitures (shares allocated to an employee which are not yet vested when such employee's employment terminates) will generally be reallocated among remaining participating employees, in the same proportion as contributions. Vested benefits may be distributed in a single sum or installment payments and are payable upon death, termination of employment or attainment of age 65, subject to certain rights to elect to defer the distribution of benefits.

     For fiscal 1999, 18,363 shares of common stock were released from the lien of the ESOP loan and were allocated to the accounts of individual participants. Of the shares allocated, 689 shares were allocated to each of Messrs. Robinson and Ahl and 468 shares were allocated to Mr. Picchi.

     First Bankers Trust Company is the trustee for the ESOP. The trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP as the employees to whom the shares have been allocated instruct the trustee. Allocated shares for which no instructions are received and shares not yet allocated are voted generally in the same proportion as allocated shares for which voting instructions are received. A management committee of the Bank, consisting of Messrs. Robinson, Ahl and Picchi, oversees the Company's activities related to the ESOP.

     The ESOP may purchase additional shares of our stock in the future, in the open market or otherwise, and may do so either with borrowed funds or with cash dividends, employer contributions or other cash flow.

     Benefit Restoration Plan. The Company also maintains a non-qualified deferred compensation plan, known as the Benefit Restoration Plan. The Benefit Restoration Plan provides certain officers and highly compensated executives of the Company and the Bank with supplemental retirement income when such amounts cannot be paid from the tax-qualified 401(k) or ESOP. Participants in this plan receive a benefit equal to the amount they would have received under the 401(k) Plan and the ESOP, but for reductions in such benefits imposed by operation of Sections 401(a)(17), 401(m)(3), 402(g) and 415 of the Internal Revenue Code of 1986, as amended. In addition, this plan is intended to make up benefits lost under the ESOP allocation procedures to certain participants named by the Compensation Committee who retire prior to the complete repayment of the ESOP loan to the Company. Upon a participant's retirement, the restored ESOP benefits under the Benefit Restoration Plan are determined by first: (i) projecting the number of shares that would have been allocated to the participant under the ESOP if he or she had been employed throughout the period of the ESOP loan (commencing on the initial date of the employee's ESOP participation); and

(ii) first reducing the number determined by (i) above by the number of shares actually allocated to the participant's account under the ESOP; and second, multiplying the number of shares that represent the difference between such figures by the average fair market value of the Common Stock over the preceding five years. The participant's benefits are payable upon the his or her retirement or other termination of service in the form of a lump sum. Payment of a deceased participant's benefits will be made to his or her designated beneficiary. At the Record Date, Messrs. Robinson and Ahl were the only designated participants in the plan.

     Stock Option and Incentive Plan. The Stock Option Plan was approved by stockholders at a special meeting held in July 1999. The Stock Option Plan provides for awards to directors, executive officers and employees of the Company, the Bank and related companies in the form of stock options, representing a right to purchase our common stock. The plan permits the award of options to purchase up to 953,522 shares of our common stock. The Compensation Committee may award either "incentive stock options" as defined under Section 422 of the Internal Revenue Code, or stock options not intended to qualify as such ("non-qualified options"). The term of the stock options may not exceed ten years for incentive stock options, and fifteen years for non-qualified options. Options can only be exercised before they expire. No options may be granted after July 2, 2014, which is fifteen years after the stockholders approved the plan.

     Options to purchase 866,055 shares had been awarded as of the Record Date, including options to purchase 260,050 shares awarded to non-employee directors of the Company and options to purchase 393,750 shares awarded to the three executive officers of the Company and the Bank. There are 87,467 shares available for future awards.

     The exercise price for the purchase of shares under the options awarded to date is $12.0625 and, for future awards, will not be less than the market value of the shares on the date the option is awarded. The exercise price must be paid in full in cash or, if permitted by the Compensation Committee, shares of our stock, or a combination of both. The right to purchase option shares fully vest over a period of five years from the date of the grant, subject to accelerated vesting upon death or disability of a participant. None of the options awarded have vested to date.

     The plan provides that after a participant dies, the Compensation Committee may permit options of a deceased participant to be settled in cash instead of by the delivery of shares. An option will automatically terminate when a participant is notified of termination for cause. Our Board of Directors may amend, suspend or terminate the plan, but only after complying with any applicable state and federal banking regulations.

     Recognition and Retention Plan. The RRP was approved by the stockholders at a special meeting held in July 1999. The RRP permits the outright award of up to 381,409 shares of our common stock to employees and directors of the Company, the Bank and related companies. The recipient of an award is not required to make any payment to the Company or the Bank in exchange for the shares and once the award vests, the vested shares will be the same as any other issued and outstanding shares of common stock of the Company. A total of 347,472 shares had been awarded as of the Record Date, including 104,020 shares awarded to non-employee directors of the Company and 157,500 shares awarded to the three executive officers of the Company and the Bank. There are 33,937 shares available for future awards.

     Management currently intends, to the extent practicable and feasible, that RRP awards will be satisfied using shares purchased on the open market rather than authorized but unissued shares. The costs and expenses of administering the RRP are borne by the Company.

     RRP awards are voted by our Board of Directors until they vest. Once an award vests, the shares are then like all other issued and outstanding shares, without limits imposed by the RRP. RRP awards will vest over a period of five years in 20% increments on July 2, 2000, 2001, 2002, 2003 and 2004.

     The Board of Directors of the Company may amend, suspend or terminate the RRP at any time, but no amendment or termination may affect outstanding awards. In addition, federal or state banking regulations may require that amendments be approved by stockholders. If the RRP is terminated, any remaining assets of the RRP trust will be returned to the Company after making such distributions as the Compensation Committee directs.

 Compensation Committee Report on Executive Compensation

     In fulfillment of Securities and Exchange Commission's requirements for disclosure in proxy materials of the Compensation Committee's policies regarding compensation of executive officers, the committee has prepared the following report for inclusion in this proxy statement.

     General Policy Considerations. For fiscal 1999, the compensation of executive officers who were officers of the Bank at the beginning of fiscal 1999 was determined by the Salary Committee of the Bank. The committee, in evaluating compensation for existing executive officers, considered the nature of the officer's responsibilities, length of service, competitive salaries in banking and other industries, quality of performance, the performance of individuals supervised by the officers, and special projects or unusual difficulties affecting work load and performance. The Salary Committee of the Bank also created bonus guidelines at the beginning of the year which provide for the payment of bonuses to officers if specified bank performance goals were met. Improved financial performance is both an indirect compensation factor, as it affects base salary decisions, and a direct factor, as it affects bonus levels. The Board of Directors also considered the extra effort that was involved in the successful completion of the Bank's conversion to the stock form of ownership.

     The terms and conditions of the officers' employment, including salary and other financial incentives, were established directly by the Board of Directors. When evaluating the compensation offered to those individuals, the Board considered competitive salaries in the banking industry, the need to retain appropriate personnel to maintain strong senior management and the level of responsibility and experience of the executive officers. The Board also considered the potential future value of stock-based compensation which was then expected to be available after the Bank's stock conversion as a component of the total compensation for the executive officers.

     Chief Executive Officer Compensation. The Salary Committee of the Bank reviewed and considered the general factors described above when deciding upon Mr. Robinson's compensation for 1999. Base salary paid to Mr. Robinson for fiscal year 1999 was $374,339 and reflects approximately a 27% increase over his salary for fiscal year 1998. In determining Mr. Robinson's salary and bonus for fiscal 1999, the Salary Committee considered the Bank's performance during 1998 and 1999 and the successful conversion of the Bank to the stock form of ownership.

     This report is included herein at the direction of the members of the Company's Compensation Committee, directors Bowen, Casabonne, Crotty (Chairman) and Mac Affer and the members of the Bank's Salary Committee, directors Casabonne, Crotty and DeLaMater (Chairman).

Shareholder Return Performance Graph

     No stock performance graph is included in this proxy statement because the Company first issued stock on December 31, 1998 and therefore an annual return graph would be meaningless.

Compensation Committee Interlocks and Insider Participation

     The Salary Committee of the Bank consists of directors Casabonne, Crotty, and DeLaMater and the Compensation Committee of the Company consist of directors Bowen, Casabonne, Crotty, and Mac Affer. None of these individuals is or have been an officer or employee of the Company or the Bank except Mr. DeLaMater, who is a former officer of the Bank. When the

Board of Directors functions on matters pertaining to the compensation of Mr. Robinson, he does not participate in the deliberations or vote by the Board.

Transactions with Directors and Officers

     The directors and executive officers of the Company maintain normal deposit account relationships with the Bank in the ordinary course of business on terms and conditions no more favorable than those available to the general public. In the ordinary course of business, the Bank may make loans to directors, officers and employees, as well as other related parties. All loans to directors and executive officers and related parties are on substantially the same terms, including interest rate and collateral, as those prevailing at the same time for comparable loans to other customers and do not involve more than the normal risk of collectibility or present other unfavorable features.

      IV. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Board of Directors appointed Arthur Andersen LLP, as independent public accountants to audit the books of the Company for fiscal 2000, subject to ratification by the stockholders at the meeting. Arthur Andersen LLP, has been employed regularly by the Company since it was formed in 1998 and by the Bank since 1996 to examine their books and accounts and for other purposes.

     We expect that representatives of Arthur Andersen LLP, will be present at the meeting and will have an opportunity to make a statement if they want to do so. We expect that the representatives will also be available to answer appropriate questions.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR
   OF THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                              V. OTHER BUSINESS

     We have no reason to believe that any other business will be presented at the Annual Meeting, but if any other business shall be presented, the Board of Directors as the holder of the proxies solicited by this proxy statement will vote on such matters in accordance with their judgment.

                                 VI. GENERAL

     We are distributing our Annual Report for fiscal 1999 with this Proxy Statement to stockholders of record on the Record Date. The Annual Report is not part of the proxy solicitation material.

     If you submit a properly completed proxy card to the Company on the form distributed with this Proxy Statement, it will be voted if received before the voting is closed at the meeting. The proxy will be voted in the manner directed on the proxy card. If the proxy card is signed and returned but no directions are given, the proxy will be voted "FOR" the proposal set forth in this Proxy Statement and "FOR" the director nominees named above.

     The cost of soliciting proxies relating to the meeting under this will be borne by the Company. In addition, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telephone or by other means without additional compensation. The Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who were holders of record of shares of the Company's capital stock or participants in depositories on the Record Date, bear their reasonable expenses for mailing copies of this Proxy Statement with Notice of Annual Meeting and the form of proxy card to the beneficial owners of such shares. The Company has retained the services of Regan & Associates, Inc., a firm experienced in the solicitation of proxies on behalf of public companies, for a fee of $2,750 plus expenses of not more than $1,250, to assist in the proxy solicitation process. The $2,750 fee is not payable unless the director nominees named in this Proxy Statement are elected and the appointment of the independent public accountants is ratified by our stockholders at the meeting.

      VII. STOCKHOLDER PROPOSALS AT THE ANNUAL MEETING IN THE YEAR 2000

     The Company's Board of Directors will establish the date for the 2000 Annual Meeting of Stockholders. In order for a stockholder to be entitled, under the regulations of the Securities and Exchange Commission, to have a stockholder proposal included in the Company's Proxy Statement for the 2000 meeting, the proposal must be received by the Company at its principal executive offices, 75 Remsen Street, Cohoes, New York 12047, Attention:
Richard A. Ahl, Secretary, not less than 120 days in advance of the date in 2000 which corresponds to the date in 1999 on which these proxy materials are released to stockholders. The stockholder must also satisfy the other requirements of SEC Rule 14a-8. Note that this filing requirement is separate from the notice requirements described above regarding the advance notice that it required before a stockholder is permitted to make a nomination or offer a proposal for a vote at any annual stockholders' meeting.

The Company will furnish, without charge to any stockholder submitting a written request, a copy of the company's annual report on Form 10-K for 1999 required to be filed with the Securities and Exchange Commission. Such written request should be directed to Richard A. Ahl, Secretary, at our address stated above. The Form 10-K report is not a part of the proxy solicitation materials.

                  PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

Cohoes, New York
September 24, 1999

                               REVOCABLE PROXY
                             COHOES BANCORP, INC.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints the Board of Directors of Cohoes Bancorp, Inc., or their successors in office, Proxies, with full power of substitution, to represent and vote all stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Cohoes Bancorp, Inc., to be held on October 26, 1999 at 10:00 a.m., Eastern Time, at The Century House, 997 New Loudon Road, Route 9, Latham, New York, or at any adjournments thereof upon the matters described in the accompanying Proxy Statement and upon other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote or refrain from voting as marked hereon upon the matters listed herein, and otherwise in their discretion.

1. ELECTION OF DIRECTOR for the nominees listed below.

                                                                      With-
                                                             For      hold

   Arthur E. Bowen                                           [ ]      [ ]

   Duncan S. Mac Affer                                       [ ]      [ ]

   Harry L. Robinson                                         [ ]      [ ]

   Walter H. Speidel                                         [ ]      [ ]


                                                      For     Against  Abstain

2. Ratification of the appointment of Arthur
   Andersen, LLP as the independent public
   accountants for the fiscal year ending
   June 30, 2000.                                     [ ]       [ ]     [ ]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ABOVE NOMINEES AND THE OTHER PROPOSAL. PLEASE SIGN, DATE AND RETURN THIS PROXY.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE AND FOR THE OTHER PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT AND DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. PLEASE
DATE, SIGN AND RETURN IN THE ENCLOSED POST-PAID ENVELOPE.

                                                     Date______________________

Signature_______________________Signature if held jointly______________________



  Detach above card, sign, date and mail in postage-paid envelope provided.

                             COHOES BANCORP, INC.

     Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             PLEASE ACT PROMPTLY
                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY